Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-42000, 333-115003, 333-135435, 333-141307 and 333-149825 on Form S-8 of our report dated March 27, 2008, relating to the financial statements of ClickSoftware Technologies Ltd. as of December 31, 2007, appearing in this Annual Report on Form 20-F of ClickSoftware Technologies Ltd. for the year ended December 31, 2007.

Tel Aviv, Israel	/s/ Brightman Almagor & Co.
Date: April 16, 2008	Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu